Exhibit 4.2

NUMBER	SHARES
C-

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP [●]

CLASS A ORDINARY SHARES

THIS CERTIFIES THAT [   ] is the owner of [   ] fully paid non-assessable Class A ordinary shares, par value $0.0001 per share (each, a “Class A Ordinary Share”), of Pyrophyte Acquisition Corp. II, a Cayman Islands exempted company (the “Company”), transferable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed, and subject to the Company’s amended and restated memorandum and articles of association, as the same may be amended from time to time (the “Memorandum and Articles”). The Company will be required to redeem all of its Class A ordinary shares if it is unable to complete an initial business combination within the period of time set forth in the Memorandum and Articles, as more fully described in the Company’s final prospectus dated [●], 2025.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar of the Company.

Witness the facsimile signature of a duly authorized signatory of the Company.

Authorized Signatory	Transfer Agent

Pyrophyte Acquisition Corp. II

The Company will furnish without charge to each shareholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Memorandum and Articles and resolutions of the Board of Directors providing for the issue of securities (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT		Custodian
				(Cust)		(Minor)

TEN ENT	—	as tenants by the entireties

JT TEN	—	as joint tenants with right of survivorship and not as tenants in common		Under Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

For value received, hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER(S) OF ASSIGNEE(S))

(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF ASSIGNEE(S))

Class A Ordinary Shares represented by the within certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said Class A Ordinary Shares on the books of the within named Company with full power of substitution in the premises.

Dated

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (OR ANY SUCCESSOR RULE)).

As more fully described in, and subject to the terms and conditions described in, the Company’s final prospectus for its initial public offering dated _____________, the holder(s) of this certificate shall be entitled to receive a pro-rata portion of certain funds held in the trust account established in connection with the Company’s initial public offering in the event that (i) the Company redeems the Class A Ordinary Shares included in the units sold in its initial public offering and liquidates because it does not consummate an initial business combination within the time period set forth in the Company’s Memorandum and Articles, as the same may be amended from time to time, or (ii) if the holder(s) properly redeem for cash his, her or its respective Class A Ordinary Shares included in the units sold in the Company’s initial public offering represented by this certificate in connection (x) with a general meeting called to approve the initial business combination, or (y) without a shareholder vote by means of a tender offer (or proxy solicitation, solely in the event the Company seeks shareholder approval of the proposed initial business combination) setting forth the details of a proposed initial business combination, or (z) with a shareholder vote to amend the Memorandum and Articles (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial business combination or to redeem 100% of the Class A Ordinary Shares included in the units sold in the Company’s initial public offering if it does not consummate an initial business combination within the time set forth in the Company’s Memorandum and Articles, as the same may be amended from time to time or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial Business Combination activity, as the same may be amended from time to time. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.